Exhibit 3.1.93

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

OUTBACK CATERING DESIGNATED PARTNER, LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Outback Catering Designated Partner, LLC is being duly executed and filed by Joseph J. Kadow, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company formed hereby is Outback Catering Designated Partner, LLC.

(2) The address of the registered office of the limited liability company in the State of Delaware is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 16th day of March, 2007.

/s/ Joseph J. Kadow
Joseph J. Kadow
Authorized Person